EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-09797 and 333-36845) of Cylink Corporation of our report dated February 26, 1999 relating to the financial statements, which appear in this Form 10-K.



PricewaterhouseCoopers LLP
San Jose, California
March 27, 2000

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